UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2018

JMP Group LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36802	47-1632931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Montgomery Street, Suite 1100, San Francisco, California 94111
(Address of Principal Executive Offices, including zip code)

415-835-8900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

In its Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on April 2, 2018, Harvest Capital Credit Corporation (“HCC”) disclosed that on March 28, 2018, the board of directors of HCC appointed Joseph A. Jolson as the Chief Executive Officer of HCC, effective as of such date. Mr. Jolson will continue to the hold the position of Chairman of the board of directors of HCC. Mr. Jolson succeeds Richard P. Buckanavage, who stepped down from his positions as Chief Executive Officer and President of HCC on March 28, 2018, to assume the role of Managing Director - Head of Business Development, effective as of such date. The shares of common stock of HCC are traded on the New York Stock Exchange (NYSE: HCAP). For more information regarding these changes see the HCC Form 10-K filed with the SEC on April 2, 2018.

We do not expect that Mr. Jolson’s appointment as Chief Executive Officer of HCC will adversely affect Mr. Jolson’s roles as Chairman of the board and Chief Executive officer of JMP Group LLC.

For more information on our relationship with HCC, including the management and incentive fees we earn from HCC, our equity stake in HCC and our dividend income, see the following documents filed with the SEC: (1) JMP Group LLC Form 10-K filed with the SEC as of March 28, 2018; (2) JMP Group LLC Schedule 13D filed with the SEC on January 4, 2018; and (3) Forms 4 filed with the SEC through the date of this Form 8-K.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP Group LLC

Date: April 3, 2018	By:	/s/ Walter Conroy
Walter Conroy
Chief Legal Officer